Exhibit 10.99u

LOCATION BASED TECHNOLOGIES, INC.

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Location Based Technologies, Inc. Amended and Restated 2007 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (this “Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

The undersigned Optionee has been granted an Option to purchase Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant	1/12/12
Exercise Price per Share	$0.31
Total Number of Shares Granted	4,000,000
Total Exercise Price	$1,240,000
Type of Option:	Incentive
Expiration Date:	1/12/17

II.	TERMS OF OPTION

1.           Vesting.  Provided the Optionee remains continuously employed by, or otherwise providing services to, the Company and/or an Affiliate (such employment or service provider relationship is referred to herein as the “Service Provider Relationship”), the options shall vest as follows (provided, however, that none of such options may be exercised unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months of adoption of the Plan by the Company’s Board of Directors):

(i) 500,000 options shall vest immediately as a year-end bonus for 2011.

(ii) 250,000 options shall vest upon achieving 100,000 worldwide activations (including U.S.).

(iii) 250,000 options shall vest upon completing a capital raise in the form of a term loan, equity investment or equity-linked investment of Twenty Million Dollars ($20,000,000) or greater.

(iv) 250,000 options shall vest upon successful listing of Company common stock on the NYSE Amex Equities.

(v) 500,000 options shall vest upon successful listing of Company common stock on the NASDAQ Stock Market.

(vi) In the event a Change of Control as defined in the Plan, any of the four million (4,000,000) options which have not vested or been cancelled shall automatically vest on such terms and conditions as the Committee deems appropriate.

Within twenty (20) days prior to the vesting of options under Section 1(iii), (iv) or (v) above, Optionee, in his/her sole discretion, may notify the Company that he/she elects to receive the following amount of cash in lieu of the vesting of the additional options: Seventy Five Thousand Dollars ($75,000) under Section 1(iii); Seventy Five Thousand Dollars ($75,000) under Section 1(iv); and One Hundred Fifty Thousand Dollars ($150,000) under Section 1(v).  In the event of such an election, the Company shall pay such amount to Optionee in cash and the options that otherwise would have vested shall be cancelled.  If the Optionee’s employment with the Company is terminated by the Company without cause pursuant to Section 3(f) of Optionee’s Executive Employment Agreement with the Company dated January 12, 2012, any of the 4,000,000 options granted hereunder which have not vested or been cancelled shall automatically vest.

2.           Exercise of Option.

(a)           Right to Exercise. This Option shall be exercisable during its term in accordance with the vesting provisions set forth above and the applicable provisions of the Plan and this Agreement.

(b)           Method of Exercise. This Option shall be exercisable by delivery of an exercise notice (the “Exercise Notice”), in the form provided by the Company, which shall state (i) the Optionee’s election to exercise the Option, (ii) the number of Shares with respect to which the Option is being exercised, and (iii) such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

(c)           Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)           cash or check;

(ii)           consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(iii)           surrender of other Shares which, (A) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee, and not subject to a substantial risk of forfeiture, for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares;

(iv)           delivery of an irrevocable and unconditional undertaking by a creditworthy broker (or written instructions from the Optionee to such a broker) to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any required tax withholding; or

(v)           delivery of such other lawful consideration as the Committee may permit in its sole discretion.

(d)           Issuance of Shares. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.           Termination Period. This Option shall be exercisable for three months after the Optionee’s Service Provider Relationship with the Company or any Affiliate ceases; provided, however, that if the Optionee’s Service Provider Relationship is terminated due to the Optionee’s death or Disability, this Option shall remain exercisable for one year after the Optionee’s Service Provider Relationship terminates on account of death or Disability. The Optionee’s Service Provider Relationship shall not include any period, following his or her date of termination, during or for which the Optionee receives severance or other salary continuation payments from the Company or an Affiliate, other than during a Company-approved leave of absence of three months or less. In no event may the Optionee exercise this Option after the Expiration Date.

III.	AGREEMENT

1.           Grant of Option. Pursuant to the Plan, Location Based Technologies, Inc., a Nevada corporation (the “Company”), hereby grants to the individual named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase, from the Company, for the exercise price per share set forth above (the “Exercise Price”), shares of Common Stock, $0.01 par value (the “Stock”), of the Company. This Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Code Section 422. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

2.           Restrictions on Exercise.  This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, nor may this Option be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

3.           Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4.           Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

5.           Tax Obligations.

(a)           Withholding Taxes. The Optionee agrees to make appropriate arrangements with the Company (or the Affiliate employing or retaining the Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)           Notice of Disqualifying Disposition of ISO Shares. If the Option granted to the Optionee herein is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on any compensation income recognized upon the exercise of the Option.

6.           Entire Agreement; Governing Law.  The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of California.

7.           No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION, OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT, OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement. The Optionee hereby agrees to accept, as binding, conclusive, and final, all decisions or interpretations of the Company upon any questions arising under the Plan or this Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	LOCATION BASED TECHNOLOGIES, INC.

Signature	Signature

Printed Name	Printed Name

Title

Residence Address

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